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                                                                  EXHIBIT (q)(2)

                    GOLDMAN SACHS VARIABLE INSURANCE TRUST

                               POWER OF ATTORNEY
                               -----------------

Know All Men By These Presents, that the undersigned, Patrick T. Harker, hereby constitutes and appoints James A. Fitzpatrick, Douglas C. Grip, John Perlowski, Howard B. Surloff and Valerie A. Zondorak, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Goldman Sachs Variable Insurance Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.


Dated: November 15, 2000



                                             /s/ Patrick T. Harker
                                             ---------------------
                                             Patrick T. Harker